Exhibit 99.1

RRD REPORTS THIRD QUARTER 2021 RESULTS

NET SALES INCREASED 6% OVER PRIOR YEAR

GAAP AND NON-GAAP INCOME FROM OPERATIONS AND MARGINS IMPROVED FROM PRIOR YEAR

GAAP EPS FROM CONTINUING OPERATIONS IN THIRD QUARTER INCREASED $0.51 FROM PRIOR YEAR; NON-GAAP ADJUSTED EPS FROM CONTINUING OPERATIONS INCREASED $0.25

TOTAL DEBT DOWN $508 MILLION FROM A YEAR AGO

SEPARATELY ANNOUNCED AN AGREEMENT TO BE ACQUIRED BY ATLAS FOR $8.52 PER SHARE IN AN ALL-CASH TRANSACTION

Chicago, November 3, 2021 – R.R. Donnelley & Sons Company (NYSE: RRD) (“RRD” or the “Company”) today reported financial results for the third quarter of 2021.

Q3 Key messages

•

GAAP net sales, including the impact of foreign exchange, increased 6.4%; Non-GAAP organic net sales increased 5.5%; largely driven by strengthening demand for many of the Company’s products and services

•	GAAP and Non-GAAP income from operations exceeded prior year; both benefitted from higher sales and strong cost management despite supply chain challenges and inflation

•	GAAP operating margin improved 450 bps while Non-GAAP improved by 20 bps

•	GAAP earnings per share from continuing operations of $0.38 and Non-GAAP adjusted earnings per share from continuing operations of $0.57, both improved significantly from prior year

•

Cash used in operating activities during the nine months ended September 30, 2021 was $29 million compared to cash provided by operating activities of $25 million in the prior year period; current year results reflect working capital investments due to increased volume and inflation in addition to $33 million paid earlier this year to settle LSC bankruptcy-related claims and terminate certain interest rate swap agreements

•	Gross leverage ratio of 3.7x improved 1.0x from September 30, 2020; net leverage ratio of 3.2x improved 0.5x from the same period last year

“RRD delivered a very strong quarter through the continued execution of our well-defined strategic initiatives,” said Dan Knotts, RRD President and Chief Executive Officer. “We reported our second consecutive quarter of organic sales growth driven by strengthening client demand and higher volumes in our strategic product categories. Our Q3 adjusted income from operations was higher than our 2019 pre-pandemic earnings for the second consecutive quarter. Through the combination of organic sales growth and the ongoing successful management of our cost structure, we also delivered improved operating margins despite supply chain challenges and inflation. We further enhanced our financial flexibility with our debt level at the end of the quarter being down significantly from the prior year and representing the lowest debt level for any third quarter reported since the spin. Looking forward, the RRD team remains highly focused on driving sales growth, aggressively managing our cost structure to combat the challenges created by the global pandemic, inflationary pressures and supply chain disruptions, and further improving our financial flexibility.”

Financial highlights

The following table provides an overview of RRD’s financial performance:

	3rd Quarter Results
	Q3 2021	Q3 2020	% Change
Net sales	$1.27 billion	$1.19 billion	6.4%
Income from operations	$73.1 million	$15.9 million	nm
Diluted earnings (loss) per share from continuing operations	$0.38	($0.13)	nm
Adjusted income from operations—non-GAAP (1)	$81.5 million	$73.9 million	10.3%
Adjusted diluted earnings per share from continuing operations—non-GAAP (1)	$0.57	$0.32	78.1%

(1)

Refer to “Use of Non-GAAP Information” for additional information on the usage and presentation of non-GAAP financial measures, and refer to the schedules for reconciliations to the most directly comparable GAAP financial measures.

Net sales in the third quarter were $1.27 billion, up $76.5 million or 6.4% from the same period in 2020. Third quarter net sales benefitted $10.8 million due to changes in foreign exchange rates. The increase also includes higher volume reflecting strengthening demand for many of the Company’s products and services due to the continued recovery from the COVID-19 pandemic. Notably, net sales of Commercial Print products were up significantly due to strong demand for domestic trading cards as well as other printed products produced in China. In addition, higher demand for e-commerce sales have contributed to five consecutive quarters of net sales growth in the Company’s Labels and Packaging products.

Organic net sales increased 5.5%. The Business Services segment was up 7.1% on a GAAP basis and 5.9% on a non-GAAP organic basis while the Marketing Solutions segment was up 3.8% both on a GAAP and non-GAAP organic basis from the third quarter of 2020. The Business Services segment experienced continued growth in our strategic growth focus areas of Labels and Packaging in addition to continued growth from the pandemic recovery, which was partially offset by large one-time COVID-related projects in Supply Chain Management in the 2020 quarter. Net sales in Marketing Solutions experienced growth, led by higher volumes in Direct Marketing and Digital Print and Fulfillment.

Income from operations was $73.1 million in the third quarter of 2021 compared to income from operations of $15.9 million in the third quarter of 2020. The third quarter of 2021 included net restructuring, impairment and other charges of $4.0 million, a decrease from $54.2 million in the prior year period which included charges for LSC’s MEPP withdrawal obligations and higher employee termination costs.

Non-GAAP adjusted income from operations of $81.5 million increased $7.6 million from the prior year period. The increase was primarily due to the impact of higher net sales and ongoing cost control initiatives. This was partially offset by higher variable incentive compensation, unfavorable foreign exchange of approximately $7 million, which was driven by our operations in China, and continued inflation.

Earnings per share from continuing operations attributable to common stockholders was $0.38 in the third quarter of 2021 compared to loss per share of $0.13 reported in the third quarter of 2020. The 2021 results benefitted from higher income from operations, including lower net restructuring, impairment and other charges and lower interest expense, partially offset by higher income tax expense.

Non-GAAP adjusted earnings per share from continuing operations attributable to common stockholders of $0.57 in the third quarter of 2021 increased from $0.32 in the third quarter of 2020 primarily due to favorable income taxes, higher adjusted income from operations and lower interest expense.

Other highlights and information

Cash used in operating activities during the nine months ended September 30, 2021 was $29.0 million compared to cash provided by operating activities of $25.2 million in the prior year period. The increase in cash used from operations during 2021 is primarily driven by working capital due to increased volume and inflation, $23.9 million of LSC bankruptcy-related payments mostly associated with lump sum settlements for employee retirement obligations, higher tax and incentive compensation payments and a $9.2 million payment to terminate certain interest rate swap agreements. In addition, the prior year amount benefitted from payroll taxes being deferred as part of the CARES Act. These factors were partially offset by lower restructuring and interest payments in 2021 as compared to last year.

Capital expenditures in the nine months ended September 30, 2021 were $48.6 million compared to $54.4 million in the prior year period.

As of September 30, 2021, cash on hand was $223.5 million, down $65.3 million from December 31, 2020. Total debt outstanding at the end of the quarter was $1.51 billion, up $9.8 million from December 31, 2020 and down $508.4 million from September 30, 2020. Availability under the credit facility was $515.7 million at September 30, 2021. Total liquidity, including cash on hand, was $739.2 million, up from $542.6 million at September 30, 2020.

During 2020, the Company completed the sale of its DLS Worldwide, International Logistics and Courier Logistics businesses. The Company has reflected the Logistics businesses as discontinued operations, and the financial results of these businesses have been excluded from continuing operations and segment results for all periods presented unless otherwise noted.

Acquisition by Atlas

In a separate release issued today, RRD announced that it has entered into a definitive merger agreement to be acquired by affiliates of Atlas Holdings LLC (“Atlas”). Under the terms of the merger agreement, Atlas will acquire all of the outstanding shares of RRD common stock, and RRD stockholders will receive $8.52 per share in cash for each share of RRD common stock. The transaction is expected to close in the first half of 2022, subject to customary closing conditions, including approval by RRD stockholders and receipt of regulatory approvals. The foregoing description of the merger agreement and the transactions contemplated thereby is subject to, and is qualified in its entirety by reference to, the full terms of the merger agreement, which the Company will be filing on Form 8-K.

Outlook

The Company is withdrawing its previous financial outlook for 2021 and has suspended any further updates as a result of the pending transaction.

Conference call

RRD will host a conference call to discuss its third quarter results on Wednesday, November 3, 2021 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). Participants must register in advance in order to either join the webcast or request the dial-in information to join by telephone. Registration links for both the webcast and the telephone options are available on the Events & Presentations page of the Investor Relations website. For those unable to join live, a replay of the webcast will be available until January 31, 2022 under the Past Events section of the Investor Relations website.

A slide presentation will be available on the Investors section of the RRD web site at www.rrd.com or by clicking through this link.

About RRD

RRD is a leading global provider of multichannel business communications services and marketing solutions. With 30,000 clients and 33,000 employees across 28 countries, RRD offers the industry’s most comprehensive offering of solutions designed to help companies—from Main Street to Wall Street—optimize customer engagement and streamline business operations across the complete customer journey. RRD offers a comprehensive portfolio of capabilities, experience and scale that enables organizations around the world to create, manage, deliver, and optimize their marketing and business communications strategies.

For more information, visit the Company’s web site at www.rrd.com.

Use of non-GAAP information

This news release contains non-GAAP financial measures, including non-GAAP SG&A, non-GAAP income from operations, non-GAAP Adjusted EBITDA, non-GAAP interest expense, non-GAAP effective tax rate, non-GAAP net earnings (loss) attributable to common stockholders, non-GAAP diluted earnings (loss) per share, non-GAAP organic net sales and gross and net leverage ratios. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide useful information about its operating results and enhance the overall ability to assess the Company’s financial performance. These measures should be considered in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. RRD uses these non-GAAP measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Additional information relating to the adjustments for the non-GAAP SG&A, non-GAAP income from operations, non-GAAP Adjusted EBITDA, non-GAAP effective tax rate, non-GAAP net earnings (loss) attributable to common stockholders, non-GAAP diluted earnings (loss) per share, non-GAAP organic net sales and gross and net leverage ratios for RRD is set forth in the attached schedules.

Use of Forward-Looking Statements

This communication includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the federal securities laws, including statements related to the proposed acquisition of R. R. Donnelley & Sons Company (“RRD”) by affiliates of Atlas Holdings LLC (the “Transaction”). These forward-looking statements are based on RRD’s current expectations, estimates and projections regarding, among other things, the expected date of closing of the Transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by RRD, all of which are subject to change. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “aims,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “considered,” “potential,” “estimate,” “continue,” “likely,” “expect,” “target” or similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur, such as the consummation of the Transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include (i) the completion of the Transaction on anticipated terms and timing, including obtaining required stockholder and regulatory approvals, and the satisfaction of other conditions to the completion of the Transaction; (ii) significant transaction costs associated with the Transaction; (iii) potential litigation relating to the Transaction, including the effects of any outcomes related thereto; (iv) the risk that disruptions from the Transaction will harm RRD’s business, including current plans and operations; (v) the ability of RRD to retain and hire key personnel; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (vii) legislative, regulatory and economic developments affecting RRD’s business; (viii) general economic and market developments and conditions; (ix) the evolving legal, regulatory and tax regimes under which RRD operates; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the Transaction that could affect RRD’s financial performance; (xi) certain restrictions during the pendency of the Transaction that may impact RRD’s ability to pursue certain business opportunities or strategic transactions; (xii) continued availability of capital and financing and rating agency actions; (xiii) the ability of affiliates of Atlas Holdings LLC to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Transaction; (xiv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction, including in circumstances requiring RRD to pay a termination fee; (xv) unpredictability and severity of catastrophic events, including acts of terrorism, outbreak of war or hostilities or the COVID-19 pandemic, as well as RRD’s response to any of the aforementioned factors; (xvi) competitive responses to the Transaction; (xvii) the risks and uncertainties pertaining to RRD’s business, including those detailed under the heading “Risk Factors” and elsewhere in RRD’s public periodic filings with the U.S. Securities and Exchange Commission (the “SEC”); and (xviii) the risks and uncertainties that will be described in the proxy statement to be filed by RRD with the SEC in connection with the Transaction (the “Proxy Statement”) and available from the sources indicated below. These risks, as well as other risks associated with the Transaction, will be more fully discussed in the Proxy Statement. While the list of factors presented here is, and the list of factors to be presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on RRD’s financial condition, results of operations, credit rating or liquidity. These forward-looking statements speak only as of the date they are made, and RRD does not undertake to and specifically disclaims any obligation to publicly release the results of any updates or revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Important Additional Information and Where to Find It

This communication is being made in connection with the Transaction. In connection with the Transaction, RRD intends to file the Proxy Statement and certain other documents regarding the Transaction with the SEC. The definitive version of the Proxy Statement (if and when available) will be mailed to RRD stockholders. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, and is not a substitute for the Proxy Statement or any other document that RRD may file with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain, free of charge, copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by RRD through the website maintained by the SEC at www.sec.gov, the Investor Relations portion of RRD’s website at investor.rrd.com or by contacting the RRD investor relations department at the following:

Telephone: 630-322-7111

E-mail: investor.info@rrd.com

Attn.: Johan Nystedt

Participants in the Solicitation

RRD and certain of its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from RRD stockholders in connection with the Transaction. Additional information regarding the identity of the participants, and their respective direct and indirect interests in the Transaction, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the Transaction (if and when they become available). Information relating to the foregoing can also be found in RRD’s proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on April 13, 2021 (the “Annual Meeting Proxy Statement”). To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Annual Meeting Proxy Statement, such information has been or will be reflected on RRD’s Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

R.R. Donnelley & Sons Company

Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2021 and 2020

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	2021	2020	2021	2020
Net sales	$1,267.8	$1,191.3	$3,586.5	$3,417.7
Cost of sales (1)	1,012.9	943.6	2,890.0	2,729.4

Gross profit (1)	254.9	247.7	696.5	688.3
Selling, general and administrative expenses (SG&A) (1)	141.2	138.0	438.3	436.7
Restructuring, impairment and other charges-net	4.0	54.2	19.5	93.8
Depreciation and amortization	32.3	36.2	99.0	112.3
Other operating expense	4.3	3.4	13.3	15.5

Income from operations	73.1	15.9	126.4	30.0

Interest expense—net	29.4	34.3	98.4	102.7
Loss on debt extinguishment	—	0.2	6.2	0.4
Investment and other income—net	(5.4)	(3.6)	(15.1)	(10.8)

Income (loss) from continuing operations before income taxes	49.1	(15.0)	36.9	(62.3)
Income tax expense (benefit)	21.0	(5.9)	19.7	(3.0)

Net income (loss) from continuing operations	28.1	(9.1)	17.2	(59.3)

Income (loss) from discontinued operations, net of tax	—	0.4	0.6	(19.5)

Net income (loss)	28.1	(8.7)	17.8	(78.8)
Less: (loss) income attributable to noncontrolling interests	(0.2)	0.2	0.2	0.3

Net income (loss) attributable to RRD common stockholders	$28.3	$(8.9)	$17.6	$(79.1)

Basic net earnings (loss) per share attributable to RRD common stockholders:
Continuing Operations	$0.39	$(0.13)	$0.23	$(0.83)
Discontinued Operations	$—	$0.01	$0.01	$(0.27)
Net earnings (loss) attributable to RR Donnelley stockholders	$0.39	$(0.12)	$0.24	$(1.10)
Diluted net earnings (loss) per share attributable to RRD common stockholders:
Continuing Operations	$0.38	$(0.13)	$0.23	$(0.83)
Discontinued Operations	$—	$0.01	$0.01	$(0.27)
Net earnings (loss) attributable to RR Donnelley stockholders	$0.38	$(0.12)	$0.24	$(1.10)
Weighted average common shares outstanding:
Basic	73.4	72.4	73.1	72.1
Diluted	74.1	72.4	74.0	72.1
Additional information:
Gross margin (1)	20.1%	20.8%	19.4%	20.1%
SG&A as a % of total net sales (1)	11.1%	11.6%	12.2%	12.8%
Operating margin	5.8%	1.3%	3.5%	0.9%
Effective tax rate	42.8%	39.3%	53.4%	4.8%

(1)	Exclusive of depreciation and amortization.

R.R. Donnelley & Sons Company

Consolidated Balance Sheets

As of September 30, 2021 and December 31, 2020

(UNAUDITED)

(in millions, except per share data)

	9/30/2021	12/31/2020
Assets
Cash and cash equivalents	$223.5	$288.8
Receivables, less allowances for credit losses	1,045.5	1,009.2
Inventories	379.9	302.1
Assets held-for-sale	19.1	23.1
Prepaid expenses and other current assets	145.5	133.4

Total Current Assets	1,813.5	1,756.6

Property, plant and equipment—net	408.3	438.8
Goodwill	406.8	410.6
Other intangible assets—net	54.5	68.8
Deferred income taxes	73.0	78.5
Operating lease assets	196.4	223.8
Other noncurrent assets	140.9	153.8

Total Assets	$3,093.4	$3,130.9

Liabilities
Accounts payable	822.3	804.5
Accrued liabilities and other	342.4	351.2
Short-term operating lease liabilities	66.6	73.4
Short-term and current portion of long-term debt	79.3	61.1

Total Current Liabilities	1,310.6	1,290.2

Long-term debt	1,433.6	1,442.0
Pension liabilities	74.2	89.5
Other postretirement benefits plan liabilities	50.4	55.8
Long-term income tax liability	60.3	68.3
Long-term operating lease liabilities	135.7	156.9
Other noncurrent liabilities	252.2	272.0

Total Liabilities	$3,317.0	$3,374.7

Equity
Common stock, $0.01 par value
Authorized: 165.0 shares;
Issued: 89.0 shares in 2021 and 2020	0.9	0.9
Additional paid-in capital	3,022.5	3,263.6
Accumulated deficit	(2,223.1)	(2,240.7)
Accumulated other comprehensive loss	(152.1)	(153.9)
Treasury stock, at cost, 16.1 shares in 2021 (2020 - 17.6 shares)	(885.1)	(1,127.6)

Total RRD stockholders’ equity	(236.9)	(257.7)

Noncontrolling interests	13.3	13.9

Total Equity	$(223.6)	$(243.8)

Total Liabilities and Equity	$3,093.4	$3,130.9

R.R. Donnelley & Sons Company

Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2021 and 2020

(UNAUDITED)

(in millions)

	2021	2020
Net income (loss)	$17.8	$(78.8)
Adjustment to reconcile net income (loss) to net cash used in operating activities	93.0	152.6
Changes in operating assets and liabilities	(136.2)	(42.3)
Pension and other postretirement benefits plan contributions	(3.6)	(6.3)

Net cash (used in) provided by operating activities	$(29.0)	$25.2

Capital expenditures	(48.6)	(54.4)
All other cash provided by investing activities	15.4	50.9

Net cash used in investing activities	$(33.2)	$(3.5)

Net cash (used in) provided by financing activities	$(5.6)	$194.8

Effect of exchange rate on cash, cash equivalents and restricted cash	1.2	2.1

Net (decrease) increase in cash, cash equivalents and restricted cash	$(66.6)	$218.6

Cash, cash equivalents and restricted cash at beginning of year	357.6	223.8

Cash, cash equivalents and restricted cash at end of period	$291.0	$442.4

Supplemental cash flow disclosures:
Operating cash flows provided by discontinued operations	$—	$15.7
Investing cash flows used in discontinued operations	$—	$(1.3)

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

For the Three Months Ended September 30, 2021 and 2020

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended September 30, 2021				For the Three Months Ended September 30, 2020
	Income from operations	Income tax expense	Net income from continuing operations attributable to common stockholders	Net earnings from continuing operations attributable to common stockholders per diluted share	SG&A (1)	Income from operations	Income tax (benefit) expense	Net (loss) income from continuing operations attributable to common stockholders	Net (loss) earnings from continuing operations attributable to common stockholders per diluted share
GAAP basis measures	$73.1	$21.0	$28.3	$0.38	$138.0	$15.9	$(5.9)	$(9.3)	$(0.13)

Non-GAAP adjustments:
Restructuring, impairment and other charges-net (2)	4.0	(3.6)	7.6	0.10	—	54.2	16.2	38.0	0.52
All other (3)	4.4	(2.0)	6.3	0.09	(0.5)	3.8	9.1	(5.3)	(0.07)

Total Non-GAAP adjustments	8.4	(5.6)	13.9	0.19	(0.5)	58.0	25.3	32.7	0.45

Non-GAAP measures	$81.5	$15.4	$42.2	$0.57	$137.5	$73.9	$19.4	$23.4	$0.32

Additional non-GAAP information:			2021	2020
Gross margin (1)			20.1%	20.8%
Adjusted SG&A as a % of total net sales (1)			11.1%	11.5%
Adjusted operating margin			6.4%	6.2%
Adjusted effective tax rate			26.8%	44.9%

(1)	Exclusive of depreciation and amortization.
(2)

Restructuring, impairment and other-net: charges incurred in the third quarter of 2021 included $4.5 million in other restructuring charges, primarily lease terminations and environmental costs, and $2.5 million for employee termination costs, partially offset by net gains on the sale of restructured facilities. Charges incurred in the third quarter of 2020 included $37.3 million for multi-employer pension plan withdrawal obligations, of which $37.1 million related to LSC’s MEPP contingent liability, $9.0 million for employee termination costs, and $6.7 million for other restructuring charges.

(3)	All other: Primarily included expenses related to the ongoing SEC and DOJ investigations and costs related to the investigation by Brazil regulators.

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

For the Nine Months Ended September 30, 2021 and 2020

(UNAUDITED)

(in millions, except per share data)

	For the Nine Months Ended September 30, 2021						For the Nine Months Ended September 30, 2020
	SG&A (1)	Income from operations	Interest Expense	Income tax expense	Net income from continuing operations attributable to common stockholders	Net earnings from continuing operations attributable to common stockholders per diluted share	SG&A (1)	Income from operations	Income tax (benefit) expense	Net (loss) income from continuing operations attributable to common stockholders	Net (loss) earnings from continuing operations attributable to common stockholders per diluted share
GAAP basis measures	$438.3	$126.4	$98.4	$19.7	$17.0	$0.23	$436.7	$30.0	$(3.0)	$(59.6)	$(0.83)

Non-GAAP adjustments:
Restructuring, impairment and other charges-net (2)	—	19.5	—	3.2	16.3	0.22	—	93.8	11.2	82.6	1.15
Loss on swap terminations	—	—	(9.2)	4.1	5.2	0.07	—	—	—	—	—
Loss on debt extinguishment	—	—	—	2.7	3.4	0.04	—	—	—	—	—
All other (3)	(0.6)	14.0	—	2.3	11.7	0.16	(6.0)	21.4	9.2	12.5	0.17

Total Non-GAAP adjustments	(0.6)	33.5	(9.2)	12.3	36.6	0.49	(6.0)	115.2	20.4	95.1	1.32

Non-GAAP measures	$437.7	$159.9	$89.2	$32.0	$53.6	$0.72	$430.7	$145.2	$17.4	$35.5	$0.49

Additional non-GAAP information:				2021	2020
Gross margin (1)				19.4%	20.1%
Adjusted SG&A as a % of total net sales (1)				12.2%	12.6%
Adjusted operating margin				4.5%	4.2%
Adjusted effective tax rate				37.3%	32.6%

(1)	Exclusive of depreciation and amortization.
(2)

Restructuring, impairment and other-net: charges incurred in the nine months ended September 30, 2021 included $16.1 million in other restructuring charges, primarily lease terminations and environmental costs, and $6.3 million for employee termination costs, partially offset by net gains on the sale of restructured facilities. Charges incurred in the nine months ended September 30, 2020 included $39.2 million for multi-employer pension plan withdrawal obligations, including $37.1 million related to LSC’s MEPP contingent obligation, $29.9 million for employee termination costs, primarily related to the closure of the Chilean operations and other facility closures, and $24.8 million for lease termination and other restructuring charges.

(3)	All other: Primarily included expenses related to the ongoing SEC and DOJ investigations and costs related to the investigation by Brazil regulators.

R.R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Income (Loss) from Operations and Non-GAAP

Adjusted EBITDA and Margin Reconciliation

For the Three Months Ended September 30, 2021 and 2020

(UNAUDITED)

(in millions)

	Business Services	Marketing Solutions	Corporate	Consolidated
For the Three Months Ended September 30, 2021
Net sales	$1,003.6	$264.2	$—	$1,267.8

Income (loss) from operations	84.8	17.1	(28.8)	73.1
Operating margin %	8.4%	6.5%	nm	5.8%
Non-GAAP Adjustments
Restructuring, impairment and other charges-net	0.2	1.1	2.7	4.0
Other	—	—	4.4	4.4

Total Non-GAAP adjustments	0.2	1.1	7.1	8.4
Non-GAAP income (loss) from operations	$85.0	$18.2	$(21.7)	$81.5
Non-GAAP operating margin %	8.5%	6.9%	nm	6.4%
Depreciation and amortization	22.1	7.8	2.4	32.3
Investment and other income-net (1)	1.5	—	3.9	5.4

Non-GAAP Adjusted EBITDA	$108.6	$26.0	$(15.4)	$119.2
Non-GAAP Adjusted EBITDA margin %	10.8%	9.8%	nm	9.4%
For the Three Months Ended September 30, 2020
Net sales	$936.8	$254.5	$—	$1,191.3

Income (loss) from operations	69.1	10.3	(63.5)	15.9
Operating margin %	7.4%	4.0%	nm	1.3%
Non-GAAP Adjustments
Restructuring, impairment and other charges-net	7.0	4.7	42.5	54.2
Other	—	0.1	3.7	3.8

Total Non-GAAP adjustments	7.0	4.8	46.2	58.0
Non-GAAP income (loss) from operations	$76.1	$15.1	$(17.3)	$73.9
Non-GAAP operating margin %	8.1%	5.9%	nm	6.2%
Depreciation and amortization	23.5	11.4	1.3	36.2
Investment and other income-net (1)	0.9	—	2.7	3.6

Non-GAAP Adjusted EBITDA	$100.5	$26.5	$(13.3)	$113.7
Non-GAAP Adjusted EBITDA margin %	10.7%	10.4%	nm	9.5%

(1)

Represents amounts in investment and other income-net that are not non-GAAP adjustments, and primarily includes pension and postretirement benefits interest cost, expected return on plan assets and net amortization.

R.R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Income (Loss) from Operations and Non-GAAP

Adjusted EBITDA and Margin Reconciliation

For the Nine Months Ended September 30, 2021 and 2020

(UNAUDITED)

(in millions)

	Business Services	Marketing Solutions	Corporate	Consolidated
For the Nine Months Ended September 30, 2021
Net sales	$2,835.3	$751.2	$—	$3,586.5

Income (loss) from operations	193.2	39.9	(106.7)	126.4
Operating margin %	6.8%	5.3%	nm	3.5%
Non-GAAP Adjustments
Restructuring, impairment and other charges-net	6.9	5.8	6.8	19.5
Other	—	—	14.0	14.0

Total Non-GAAP adjustments	6.9	5.8	20.8	33.5
Non-GAAP income (loss) from operations	$200.1	$45.7	$(85.9)	$159.9
Non-GAAP operating margin %	7.1%	6.1%	nm	4.5%
Depreciation and amortization	67.4	23.9	7.7	99.0
Investment and other income-net (1)	3.3	—	11.8	15.1

Non-GAAP Adjusted EBITDA	$270.8	$69.6	$(66.4)	$274.0
Non-GAAP Adjusted EBITDA margin %	9.6%	9.3%	nm	7.6%

For the Nine Months Ended September 30, 2020
Net sales	$2,625.4	$792.3	$—	$3,417.7

Income (loss) from operations	123.9	33.4	(127.3)	30.0
Operating margin %	4.7%	4.2%	nm	0.9%
Non-GAAP Adjustments
Restructuring, impairment and other-net	22.3	7.5	64.0	93.8
Other	0.2	0.1	21.1	21.4

Total Non-GAAP adjustments	22.5	7.6	85.1	115.2
Non-GAAP income (loss) from operations	$146.4	$41.0	$(42.2)	$145.2
Non-GAAP operating margin %	5.6%	5.2%	nm	4.2%
Depreciation and amortization	71.7	37.6	3.0	112.3
Investment and other income-net (1)	2.4	—	8.4	10.8

Non-GAAP Adjusted EBITDA	$220.5	$78.6	$(30.8)	$268.3
Non-GAAP Adjusted EBITDA margin %	8.4%	9.9%	nm	7.9%

(1)

Represents amounts in investment and other income-net that are not non-GAAP adjustments, and primarily includes pension and postretirement benefits interest cost, expected return on plan assets and net amortization.

R.R. Donnelley & Sons Company

Reconciliation of Reported to Organic Net Sales

For the Three and Nine Months Ended September 30, 2021

(UNAUDITED)

	For the Three Months Ended September 30, 2021
	Business Services	Marketing Solutions	Consolidated
Reported net sales change	7.1%	3.8%	6.4%
Less:
Year-over-year impact of changes in foreign currency rates	1.2%	—%	0.9%

Net organic sales change	5.9%	3.8%	5.5%

	For the Nine Months Ended September 30, 2021
	Business Services	Marketing Solutions	Consolidated
Reported net sales change	8.0%	(5.2%)	4.9%
Less:
Year-over-year impact of changes in foreign currency rates	1.8%	—%	1.4%
Year-over-year impact of dispositions (1)	(0.3%)	—%	(0.2%)

Net organic sales change	6.5%	(5.2%)	3.7%

(1)	Adjusted for net sales of RRD Chile, disposed of in the first quarter of 2020.

R.R. Donnelley & Sons Company

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA

For the Three and Nine Months Ended September 30, 2021 and 2020

(UNAUDITED)

(in millions)

	For the Three Months Ended September 30,
	2021	2020
GAAP net income (loss) from continuing operations attributable to RRD common stockholders	$28.3	$(9.3)

Adjustments
(Loss) income attributable to noncontrolling interests	(0.2)	0.2
Income tax expense (benefit)	21.0	(5.9)
Interest expense—net	29.4	34.3
Depreciation and amortization	32.3	36.2
Restructuring, impairment and other charges-net	4.0	54.2
Loss on debt extinguishment	—	0.2
Other	4.4	3.8

Total Non-GAAP adjustments	90.9	123.0

Non-GAAP adjusted EBITDA	$119.2	$113.7

Net sales	$1,267.8	$1,191.3
Non-GAAP adjusted EBITDA margin %	9.4%	9.5%

	For the Nine Months Ended September 30,
	2021	2020
GAAP net income (loss) from continuing operations attributable to RRD common stockholders	$17.0	$(59.6)

Adjustments
Income attributable to noncontrolling interests	0.2	0.3
Income tax expense (benefit)	19.7	(3.0)
Interest expense—net	98.4	102.7
Depreciation and amortization	99.0	112.3
Restructuring, impairment and other charges-net	19.5	93.8
Loss on debt extinguishment	6.2	0.4
Other	14.0	21.4

Total Non-GAAP adjustments	257.0	327.9

Non-GAAP adjusted EBITDA	$274.0	$268.3

Net sales	$3,586.5	$3,417.7
Non-GAAP adjusted EBITDA margin %	7.6%	7.9%

R.R. Donnelley & Sons Company

Debt Leverage Ratios

As of September 30, 2021 and 2020

(UNAUDITED)

	As of September 30,
	2021	2020
Gross Leverage Ratio
Total Debt	1,512.9	2,021.3
Trailing 12 months adjusted EBITDA on a continuing basis	406.6	407.8
Discontinued operations adjusted EBITDA (1)	n/a	20.8

Total adjusted EBITDA	406.6	428.6
Gross Leverage Ratio	3.7x	4.7x
Net Leverage Ratio
Total Debt	1,512.9	2,021.3
Less Cash and cash equivalents	223.5	414.8

Net Debt	1,289.4	1,606.5
Trailing 12 months adjusted EBITDA on a continuing basis	406.6	407.8
Discontinued operations adjusted EBITDA (1)	n/a	20.8

Total adjusted EBITDA	406.6	428.6
Net Leverage Ratio	3.2x	3.7x

(1)	September 30, 2021 leverage ratios exclude EBITDA from discontinued operations as proceeds from the sale of the divested businesses were used to reduce debt.